   NEWS RELEASE

At RF Micro Devices                                                        At The Financial Relations Board
Dean Priddy                          Doug DeLieto                         Joe Calabrese
Chief Financial Officer           VP, Investor Relations             (212) 827-3772
(336) 931-7975                    (336) 931-7968

For Immediate Release
July 26, 2005

                                RF MICRO DEVICES ANNOUNCES FINANCIAL RESULTS
                                                FOR FIRST QUARTER OF FISCAL 2006

                Company Continues To See Strong Customer Demand Into The September Quarter

Financial Highlights:

  Consistent With Updated Guidance Provided On July 7, 2005, Revenue Totals $159.4 Million
  Gross Profit Margin Improves 430 Basis Points Sequentially To 34.1% From 29.8% In March 2005 Quarter
  Per Share Results Of ($0.01) On A GAAP Basis And $0.01 On A Pro Forma Basis Exceed Original Guidance
  Of ($0.03) - ($0.04) GAAP And ($0.02) - ($0.03) Pro Forma
  Company Ships Approximately 3 Million POLARISTM  TOTAL RADIOTM Transceiver Chipsets
  Company Currently Anticipates September 2005 Quarterly Revenue In The Low- To Mid-$170 Million Range
  And Anticipates Quarterly Earnings Per Share Of $0.01 - $0.02 On A GAAP Basis And $0.02- $0.03 On A Pro Forma Basis

Greensboro, NC, July 26, 2005 -- RF Micro Devices, Inc. (Nasdaq: RFMD), a leading provider of proprietary radio frequency integrated circuits (RFICs) for wireless communications applications, today reported financial results for its fiscal 2006 first quarter ended June 30, 2005.

Financial Results
Consistent with updated financial guidance provided on July 7, 2005, revenue for the June 2005 quarter was $159.4 million, which represented a year-over-year decrease of 3.9% versus revenue of $165.8 million in the June 2004 quarter and a sequential increase of 6.0% versus revenue of $150.4 million in the March 2005 quarter.

Gross profit for the quarter was $54.3 million, which represented a year-over-year decrease of 16.3% compared to $64.9 million in the prior-year period and a sequential increase of 21.2% versus $44.8 million in the March 2005 quarter.  Gross profit margin improved sequentially 430 basis points during the June 2005 quarter to 34.1% from 29.8% in the March 2005 quarter.

Net loss in accordance with U.S. generally accepted accounting principles (GAAP) for the quarter ended June 30, 2005, was ($2.7) million, or ($0.01) per diluted share, compared to GAAP net income of $3.0 million, or $0.02 per diluted share, for the quarter ended June 30, 2004.  This compares sequentially to a GAAP net loss of ($63.0) million, or ($0.34) per diluted share, for the prior quarter ended March 31, 2005.

In addition to reporting net income (loss) and net income (loss) per share in accordance with GAAP, RFMD separately reports these items on a non-GAAP basis, referred to as pro forma, in order to exclude the effect of certain non-recurring, non-cash and unusual items.  For the purposes of this press release, all references to pro forma results reflect non-GAAP financial information.  In the quarter ended June 30, 2005, pro forma results excluded approximately $1.4 million in non-cash expenses related to amortization of deferred stock-based compensation and amortization of transaction-related intangibles, a $0.9 million credit related to the discontinuation of the Company's internal WLAN chipset development efforts and a previously reported $5.0 million cash payment to a top-tier customer due to production delays related to the Company's POLARISTM TOTAL RADIO Module.

After excluding these items, pro forma net income for the quarter ended June 30, 2005, was $2.8 million, or $0.01 per diluted share.  This compares with pro forma net income of $13.7 million, or $0.06 per diluted share, for the quarter ended June 30, 2004, and pro forma net loss of ($16.6) million, or ($0.09) per diluted share, for the quarter ended March  31, 2005.

In the quarter ended June 30, 2004, pro forma results excluded $9.7 million in expenses, including an in-process R&D charge of approximately $6.2 million related to the acquisition of Silicon Wave, as well as approximately $3.5 million in non-cash expenses related to the amortization of deferred stock-based compensation and the amortization of transaction-related intangibles.  In the quarter ended March 31, 2005, pro forma results excluded the effects of the discontinuation of the Company's WLAN chipset development efforts, deferred compensation and intangible amortization and an accounting correction related to lease expenses for prior periods, which amounted to approximately $42.4 million, $2.5 million and $1.5 million, respectively.  A reconciliation of the Company's GAAP financial results to pro forma financial results is provided in the financial statement portion of this release.

RF Micro Devices believes pro forma reporting provides useful supplemental information to the investment community and facilitates a better understanding of its results of operations.  RF Micro Devices has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and as a means to analyze its financial performance without the impact of certain non-cash expenses or unusual items that may obscure trends in the Company's underlying performance.  These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Business Outlook And Financial Guidance
RFMD is enthusiastic about its wireless end-markets and continues to experience strength in customer demand.  The Company currently anticipates revenue in the quarter ending September 30, 2005, will be in the low- to mid-$170 million range.  On a per-share basis, GAAP net income is currently expected to be approximately $0.01 to $0.02 per share, and pro forma net income is currently expected to be approximately $0.02 to $0.03 per share, after giving effect to non-cash expenses related to the amortization of deferred stock-based compensation and the amortization of transaction-related intangibles.

Comments From Management
Bob Bruggeworth, president and CEO, said, "During the June quarter, we grew our business at the world's top five handset manufacturers, which are also our top five customers.  In doing so, we increased our market share and expanded our dollar content per handset.  We experienced greater than anticipated order activity for our power amplifiers, POLARIS TOTAL RADIO transceiver chipsets and Bluetooth® products.  During the quarter, we shipped approximately three million POLARIS 2 chipsets, and we believe we took share in the EDGE market with every POLARIS 2 transceiver we shipped.

"In the September quarter, we currently expect sequential growth as we continue to expand our semiconductor content in our customers' next-generation devices.  We are forecasting sequential growth in transceiver shipments, and we currently expect our POLARIS chipsets will represent greater than 10 percent of the Company's revenue in the current quarter.  Later this year, we expect continued growth in transceiver shipments, driven by increased shipments to our lead customer as well as anticipated shipments to a new customer."

Bruggeworth continued, "Beyond transceivers, we continue to expand our dollar content in handsets, and we are currently supporting an aggressive ramp of highly integrated transmit modules to the world's two largest handset manufacturers.  Given the trajectory of this ramp, we currently expect one of our transmit modules will be our highest volume product by quarterly revenue this year."

Dean Priddy, CFO and vice president of administration, said, "We are pleased to have delivered a 430-basis point improvement in gross profit margin, driven mainly by increased fab utilization and yield improvement across our highest volume products. We currently expect continued margin expansion this fiscal year through ongoing cost savings initiatives, including yield improvements, increased capacity utilization of fab and test facilities and the ramp of our module assembly operation in Beijing. Of note, we anticipate our module assembly operation will be accretive to corporate margins beginning this quarter and will continue to benefit margins for the remainder of the year."

RF Micro Devices will conduct a conference call at 5:00 p.m. (ET) today, July 26, 2005, to discuss fiscal 2006 first quarter results and comment on the Company's outlook. The conference call will be broadcast live over the Internet and can be accessed by any interested party at www.earnings.com or by going to www.rfmd.com and clicking on "Investor Info."  The conference call will also be available by dialing (303) 262-2052.  A replay of the conference call will be available by dialing (303) 590-3000 and entering pass code 11034439.

RF Micro Devices, Inc., an ISO 9001- and ISO 14001-certified manufacturer, designs, develops, manufactures and markets proprietary radio frequency integrated circuits (RFICs) for wireless communications products and applications. The Company is a leading supplier of power amplifiers, one of the most critical radio frequency (RF) components in cellular phones.  The Company is also the leading manufacturer of GaAs HBT, which offers distinct advantages over other technologies for the manufacture of current- and next-generation power amplifiers.  The Company's products are included primarily in cellular phones, base stations, wireless local area networks (WLANs), cable television modems and global positioning systems (GPS).  The Company derives revenue from the sale of standard and custom-designed products.  The Company offers a broad array of products including amplifiers, mixers, modulators/demodulators and single-chip transmitters, Bluetooth® products and receivers and transceivers that represent a substantial majority of the RFICs required in wireless subscriber equipment.  The Company's goal is to be the premier supplier of low-cost, high-performance integrated circuits and solutions for applications that enable wireless connectivity.  RF Micro Devices, Inc. is traded on the Nasdaq National Market under the symbol RFMD. For more information about RFMD, please visit www.rfmd.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in quarterly operating results, the rate of growth and development of wireless markets, risks associated with the operation of our wafer fabrication facilities, molecular beam epitaxy facility, our assembly facility and our test, tape and reel facilities, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, our ability to reduce costs and improve gross margins by implementing innovative technologies, our ability to bring new products to market, our ability to adjust  production capacity in a timely fashion in response to changes in demand for our products, dependence on a limited number of customers and dependence on third parties. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES®, RFMD® and POLARISTM TOTAL RADIOTM are trademarks of RFMD, LLC.  BLUETOOTH is a trademark owned by Bluetooth SIG, Inc., U.S.A. and licensed for use by RF Micro Devices, Inc.  All other trade names, trademarks and registered trademarks are the property of their respective owners.

For more information about RFMD, please visit our website at www.rfmd.com.
Financial Tables Follow

                                RF MICRO DEVICES, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                        (In thousands, except per share data)
                                                            (Unaudited)

	Three Months Ended
	June 30,
	2005	2004

Total revenue	$159,384	$165,774

Costs and expenses:
Cost of goods sold	105,074	100,887
Research and development	38,713	35,346
Marketing and selling	12,056	11,132
General and administrative	6,668	5,836
Other operating (income) expense	(850)	6,603

Total costs and expenses	161,661	159,804

Operating (loss) income	(2,277)	5,970

Loss in equity method investee	-	(1,761)
Other (expense) income, net	(88)	(1,191)

(Loss) income before income taxes	(2,365)	3,018
Income tax (expense)	(352)	(5)

Net (loss) income	$(2,717)	$3,013

Net (loss) income per share, diluted	$(0.01)	$0.02
Weighted average outstanding diluted shares	188,100	191,166

                                RF MICRO DEVICES, INC. AND SUBSIDIARIES
                RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                                            (In thousands, except per share data)
                                                             (Unaudited)

	Three Months Ended
	June 30,	June 30,	March 31,
	2005	2004	2005

GAAP net (loss) income	$(2,717)	$3,013	$(62,973)

Adjustments:
Amortization of deferred stock compensation	1,045	1,864	1,227
Amortization of intangible assets	365	1,617	1,255
Lease adjustment	-	-	1,483
In process research and development charge	-	6,201	-
Customer related payment	5,000	-	-
Discontinuation of WLAN chipset development efforts/(adjustment)	(850)	-	42,414

Pro forma net income (loss)	2,843	12,695	(16,594)

Plus: Income impact of assumed conversions for interest on 1.50% convertible notes	-	1,042	-

Pro forma net income (loss) plus assumed conversion of notes- Numerator for diluted income (loss) per share	$2,843	$13,737	$(16,594)

GAAP weighted average outstanding diluted shares	188,100	191,166	187,547

Adjustments:
Diluted stock options	2,799	-	-
Assumed conversion of 1.50% convertible notes	-	30,144	-

Pro forma weighted average outstanding diluted shares	190,899	221,310	187,547

Pro forma net income (loss) per share, diluted	$0.01	$0.06	$(0.09)

                                RF MICRO DEVICES, INC. AND SUBSIDIARIES
                            CONDENSED CONSOLIDATED BALANCE SHEETS
                                                             (In thousands)

June 30, 2005 (Unaudited)

March 31, 2005 (Audited)

ASSETS
Current assets:
Cash and cash equivalents	$ 41,777	$ 26,016
Short-term investments	97,149	134,828
Accounts receivable, net	80,446	74,545
Inventories	77,083	75,090
Other current assets	18,539	15,970
Total current assets	314,994	326,449

Property and equipment, net	339,094	339,624
Goodwill	119,709	119,694
Investment in Jazz Semiconductor, Inc.	59,265	59,265
Long-term investments	247	365
Intangible assets, net	11,880	11,316
Other assets	2,817	3,033
Total assets	$ 848,006	$ 859,746

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$ 69,575	$ 74,684
Other short-term liabilities, net	92	4,968
Total current liabilities	69,667	79,652

Long-term debt, net	226,345	226,168
Other long-term liabilities	5,743	5,876
Total liabilities	301,755	311,696

Shareholders' equity:
Total shareholders' equity	546,251	548,050

Total liabilities and shareholders' equity	$ 848,006	$ 859,746